Exhibit 10.3

Execution Version

SECOND AMENDMENT AND WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of May 3, 2018, by and among ACETO CORPORATION, a New York corporation (the “Borrower”), certain other Loan Parties party hereto (the “Guarantors”), the Lenders party hereto (the “Consenting Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders party to the Credit Agreement (in such capacity, the “Administrative Agent”).

Statement of Purpose

The Borrower, the Guarantors, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 21, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended a term loan and a revolving credit facility to the Borrower.

The Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Consenting Lenders have agreed, to certain amendments and waivers to the Credit Agreement as specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).

2.       Waiver. Pursuant to Section 9.02(b) of the Credit Agreement and on the effectiveness of this Amendment, each Consenting Lender hereby waives any Default or Event of Default arising under Article VII(b) of the Credit Agreement as a result of the non-compliance by the Borrower with Sections 6.12(a) and 6.12(c) of the Credit Agreement, in each case, solely for the fiscal quarter ended March 31, 2018.

3.       Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the parties hereto agree that the Credit Agreement is amended as follows:

(a)       Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions of in the appropriate alphabetical order:

““Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.”;

““Limitation Period” means the period commencing on the Second Amendment Effective Date and ending on the date the Borrower demonstrates compliance with each financial covenant set forth in Section 6.12 for the fiscal quarter ending June 30, 2018; provided that if the Borrower is not in compliance with any of the financial covenants set forth in Section 6.12 for the fiscal quarter ending June 30, 2018, then the Limitation Period shall continue indefinitely.”;

““PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.”; and

““Second Amendment Effective Date” means May 3, 2018.”.

(b)       The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition: “Notwithstanding anything contained herein to the contrary, Category 5 shall be deemed to be applicable at all times during the Limitation Period.”.

(c)       The definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “$15,000,000” in the first sentence thereof and replacing it with “(x) $1,000,000 at any time prior to the termination of the Limitation Period and (y) $15,000,000 at any time after the termination of the Limitation Period”.

(d)       Clause (a) of the definition of “Prepayment Event” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing it with “(ii) dispositions described in (and permitted by) Section 6.04(e) in an amount not to exceed (x) $1,000,000 during any fiscal year of the Borrower at any time prior to the termination of the Limitation Period and (y) $5,000,000 during any fiscal year of the Borrower at any time after the termination of the Limitation Period”.

(e)       The definition of “Revolving Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following: “The aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date is $100,000,000”.

(f)       Section 2.11(c) of the Credit Agreement is hereby amended by deleting the proviso contained therein and replacing it with the following:

“provided that, in the case of any event that qualifies as a “Prepayment Event” pursuant to clause (a) or (b) of the definition of the term “Prepayment Event” and other than during the Limitation Period, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, provided that to the extent of any such Net Proceeds that have not been so applied by the end of such 360 day period (or committed to be applied by the end of such 360 day period and applied within 90 days after the end of such 360 day period), a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied”

(g)       Section 3.08 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section: “The Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.”.

(h)       Section 4.02 of the Credit Agreement is hereby amended by adding the following new clause (d) thereto:

“(d) For any Borrowing (including the incurrence of any Incremental Facilities under Section 2.23) or the issuance, amendment, renewal or extension of any Letter of Credit requested during the Limitation Period, the Borrower shall have received the prior written consent of the Required Lenders.”.

(i)       Sections 5.09(b)(ii), 6.02(g), 6.02(h), 6.02(q), 6.02(u) and 6.14(b) of the Credit Agreement are hereby amended by adding the following language at the beginning of each such Section: “at any time after the termination of the Limitation Period,”.

(j)       Section 6.02(i) of the Credit Agreement is hereby amended by deleting the reference therein to “$5,000,000” and replacing it with “(x) $1,000,000 at any time prior to the termination of the Limitation Period and (y) $5,000,000 at any time after the termination of the Limitation Period”.

(k)       The first sentence of Section 6.06 of the Credit Agreement is hereby amended by deleting the reference therein to “$15,000,000 in a single transaction or series of related transactions (other than purchases of inventory in the ordinary course of business)” and replacing it with “(x) $1,000,000 at any time prior to the termination of the Limitation Period and (y) $15,000,000 at any time after the termination of the Limitation Period, in each case in a single transaction or series of related transactions (other than purchases of assets in the ordinary course of business)”.

(l)       Section 6.06(i) of the Credit Agreement is hereby amended by deleting the reference therein to “$10,000,000” and replacing it with “(x) $1,000,000 at any time prior to the termination of the Limitation Period and (y) $10,000,000 at any time after the termination of the Limitation Period”.

(m)       Section 6.06(k) of the Credit Agreement is hereby amended by deleting the reference therein to “$5,000,000 at any time outstanding” and replacing it with “(x) $1,000,000 at any time outstanding prior to the termination of the Limitation Period and (y) $5,000,000 at any time outstanding after the termination of the Limitation Period”.

(n)       Section 6.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) (i) at any time prior to the termination of the Limitation Period, if no Default or Event of Default has occurred and is continuing or would arise after giving effect (including giving effect on a pro forma basis) thereto, the Borrower may, solely for the fiscal quarter ending on or about June 30, 2018, make dividends and distributions to its shareholders which have been approved by the Board of Directors of the Borrower, consistent with past practices of the Borrower prior to the Effective Date, of up to $0.01 per share (but not to exceed $325,000 in the aggregate) and (ii) at any time after the termination of the Limitation Period, if (A) no Default or Event of Default has occurred and is continuing or would arise after giving effect (including giving effect on a pro forma basis) thereto, and (B) at the time of and immediately after giving effect (including giving effect on a pro forma basis) thereto the Borrower is in compliance with the financial covenants set forth in Section 6.12(a), (b) and (c), the Borrower may make quarterly dividends and distributions to its shareholders which have been approved by the Board of Directors of the Borrower, consistent with past practices of the Borrower prior to the Effective Date;”

(o)       Article IX of the Credit Agreement is hereby amended by adding a new Section 9.21 to such article as follows:

“SECTION 9.21 Certain ERISA Matters.

(a)       Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)       such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Credit Commitments;

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement;

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement; or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i)       none of the Administrative Agent, the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii)       the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)       the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Secured Obligations);

(iv)       the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)       no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement.

(c)       The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Credit Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Credit Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

(p)       Schedule 2.01 to the Credit Agreement is hereby amended and restated in the form of Schedule 2.01 hereto.

4.       Reduction in Revolving Commitments. Effective on the effectiveness of this Amendment, the aggregate amount of the Lenders’ Revolving Commitments is hereby permanently reduced to $100,000,000, such reduction to be applied ratably among the Lenders in accordance with their respective Revolving Commitments immediately prior to such reduction. As of the effective date of this Amendment, the Revolving Commitment of each Lender is set forth on Schedule 2.01 hereto.

5.       Covenants. During the Limitation Period, each Loan Party covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

(a)       Projections. The Borrower shall furnish to the Administrative Agent for distribution to each Lender, as soon as available, but in any event not later than (i) June 20, 2018 (or such later date as may be agreed to by the Administrative Agent in its sole discretion), financial statement projections (in form and substance reasonably satisfactory to the Administrative Agent) through and including the Borrower’s fiscal year ending on or about June 30, 2019, together with such information as the Administrative Agent and the Required Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections) and (ii) July 20, 2018 (or such later date as may be agreed to by the Administrative Agent in its sole discretion), financial statement projections (in form and substance reasonably satisfactory to the Administrative Agent) through and including the Borrower’s fiscal year ending on or about June 30, 2021, together with such information as the Administrative Agent and the Required Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).

(b)       Control Agreements. The Borrower and the other Loan Parties shall, as soon as practicable, and in any event within forty-five (45) days after the date of this Amendment (or such later date as may be agreed to by the Administrative Agent in its sole discretion), comply with the requirements of Sections 3.04(b) and (c) of the Security Agreement with respect to all applicable deposit accounts and securities accounts described therein.

(c)       Monthly Financial Statements. The Borrower shall furnish to the Administrative Agent for distribution to each Lender, as soon as available, but in any event not later than thirty (30) days after the end of each fiscal month of the Borrower, the monthly unaudited “flash” results of operations distributed to the Borrower’s senior management.

(d)       Cash Flow Reports. The Borrower shall provide the following cash flow reports, in each case in form and substance reasonably satisfactory to the Administrative Agent: (a) on or prior to the first Wednesday after the date that is thirty (30) days after the date of this Amendment (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall prepare and deliver to the Administrative Agent for distribution to each Lender a rolling cash flow forecast for the 13-week period commencing as of such date (the “Initial Cash Flow Forecast”) and (b) thereafter, on each 4th subsequent Wednesday, an updated Cash Flow Forecast for the succeeding 13 weeks (the “Updated Cash Flow Forecast” and, together with the Initial Cash Flow Forecast, the “Cash Flow Forecasts”) each along with a certificate of the chief financial officer of the Borrower to the effect that such Cash Flow Forecast reflects the Borrower’s good faith projection of all weekly cash receipts and disbursements and ending balance of available cash (as of the last Business Day of each week). Additionally, on each Thursday, the Borrower shall provide a report for the week ending the previous Friday, in form and substance reasonably satisfactory to the Administrative Agent, specifying (A) the cash on hand in deposit accounts at the beginning of such week, (B) cash receipts received during such week, (C) cash disbursed during such week in payment of expenses, (D) the cash on hand in deposit accounts at the end of such week and (E) a comparison of such amounts to the comparable amounts in the Cash Flow Forecast for such week and in the aggregate for the applicable Cash Flow Forecast period.

The failure by the Borrower to comply with any of the requirements set forth in this Section 5 shall constitute an Event of Default under Article VII of the Credit Agreement if such non-compliance with this Section 5 shall continue unremedied for a period of one (1) Business Day after delivery by the Administrative Agent to the Borrower of notice of such non-compliance.

6.       Advisors and Other Professionals. By their execution hereof, the Borrower and each Guarantor hereby expressly (a) consents to the Administrative Agent’s hiring of any advisors and other professionals in connection with this Amendment and/or the Loan Documents and (b) agrees that the fees and out-of-pocket expenses of any such advisors and other professionals hired by the Administrative Agent shall be subject to Section 9.03 of the Credit Agreement.

7.       Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)       the Administrative Agent’s receipt of this Amendment duly executed by each Loan Party, the Administrative Agent and the Consenting Lenders constituting Required Lenders;

(b)       no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to this Amendment other than as expressly waived hereunder;

(c)       the Borrower shall have paid to the Administrative Agent, for the account of each Consenting Lender that provides its executed signature page to this Amendment to the Administrative Agent or its counsel on or prior to 5:00 p.m. Eastern time on May 2, 2018, a consent fee in an aggregate amount equal to 0.05% multiplied by the sum of (i) the Revolving Commitments (determined as of the date hereof, after giving effect to this Amendment) of each such Consenting Lender plus (ii) the aggregate outstanding principal amount of the Term Loans (determined as of the date hereof immediately prior to the effectiveness of this Amendment) owed to each such Consenting Lender; and

(d)       the Borrower shall have paid all expenses in connection with this Amendment, including without limitation, all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent).

For purposes of determining compliance with the conditions specified in this Section 7, each Consenting Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Consenting Lender prior to the effectiveness of this Amendment specifying its objection thereto.

8.       Further Assurances. Each Loan Party agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent may reasonably require for the purposes of implementing or effectuating the provisions of this Amendment and the other Loan Documents.

9.       Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

10.       Representations and Warranties. The Borrower and each Guarantor represents and warrants that (a) it has the corporate or other equivalent power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other equivalent action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of such Person, (d) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (f) no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Amendment and the transactions contemplated hereby.

11.       Acknowledgement and Reaffirmation. By their execution hereof, the Borrower and each Guarantor hereby expressly (a) consents to this Amendment, (b) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which the Borrower or such Guarantor is a party remain in full force and effect (it being understood and agreed that to the extent any such covenants, representations, warranties or other obligations are expressly modified herein, such covenants, representations, warranties or obligations shall continue in full force and effect as expressly modified herein) and (c) ratifies and reaffirms any guarantee and grant of security interests and Liens on any of their respective Collateral pursuant to any Loan Document as security for or otherwise guaranteeing the Obligations under or with respect to the Loan Documents and confirm and agree that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the Obligations under the Loan Documents (after giving effect to this Amendment).

12.       Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

13.       Execution in Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile, telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

14.       Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed in accordance with, the law of the state of New York, without reference to the conflicts or choice of law principles thereof.

15.       Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement.

16.       Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

17.       Release.  The Borrower, on behalf of itself and its Subsidiaries, successors, assigns and other legal representatives, hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (collectively, the “Claims”), whether known or unknown, which any of them have, may have, or might assert at the time of the execution of this Amendment or in the future against the Administrative Agent, the Lenders and/or their respective present and former parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (each a “Releasee”), directly or indirectly, which occurred, existed, were taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (a) the Loan Documents and/or the administration thereof or the Obligations created thereby, (b) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any of the Obligations, or (c) any matter related to the foregoing; provided that (i) the foregoing shall not release Claims arising following the date hereof, and (ii) such release shall not be available to any Releasee to the extent that such Claims are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Releasee.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

LOAN PARTIES:

ACETO CORPORATION, as Borrower

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

ACETO AGRICULTURAL CHEMICALS CORPORATION, as Guarantor

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

PACK PHARMACEUTICALS, LLC, as Guarantor

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

RISING PHARMACEUTICALS, INC., as Guarantor

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

RISING HEALTH, LLC, as Guarantor

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

Administrative Agent and Lenders:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, and as Administrative Agent, Swingline Lender and an Issuing Bank

By:	/s/ Teddy Koch
Name:	Teddy Koch
Title:	Director

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nicholas J. Watts
Name:	Nicholas J. Watts
Title:	Authorized Officer

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

CITIBANK, N.A., as a Lender

By:	/s/ Stuart N. Berman
Name:	Stuart N. Berman
Title:	Authorized Signatory

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

TD BANK, N.A., as a Lender

By:	/s/ Robert Ehrlich
Name:	Robert Ehrlich
Title:	Vice President

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

CITIZENS BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Prasanna Manyem
Name:	Prasanna Manyem
Title:	Vice President

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

SANTANDER BANK, N.A., as a Lender

By:	/s/ Kristen Burke
Name:	Kristen Burke
Title:	Senior Vice President

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

BANK LEUMI USA, as a Lender

By:	/s/ Michael J. Smilovitch
Name:	Michael J. Smilovitch
Title:	Vice President Bank Leumi USA

By:	/s/ Douglas J. Meyer
Name:	Douglas J. Meyer
Title:	Senior Vice President Bank Leumi USA

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Eric Oppenheimer
Name:	Eric Oppenheimer
Title:	Managing Director

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

BANKUNITED, N.A., as a Lender

By:	/s/ Christine Gerula
Name:	Christine Gerula
Title:	SVP

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ William Conlan
Name:	William Conlan
Title:	Senior Vice President

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steven Levi
Name:	Steven Levi
Title:	Senior Vice President

Aceto Corporation

Second Amendment and Waiver to Second Amended and Restated Credit Agreement

Signature Page